Exhibit 4.7(c)

SUPPLEMENT TO COLLATERAL AGREEMENT

SUPPLEMENT NO. 3 (this “Supplement”) dated as of September 15, 2011, to the Collateral Agreement dated as of July 9, 2009 (the “Collateral Agreement”) (capitalized terms used herein without definition have the meanings given such terms by the Collateral Agreement), among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the “Company”), each subsidiary of the Company from time to time party thereto (each such subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Company are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent (in such capacity, the “Collateral Agent”) for the Additional First-Lien Secured Parties.

A. Section 7.15 of the Collateral Agreement provides that additional subsidiaries of the Company may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in order to become a Grantor under the Collateral Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.15 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Additional First-Lien Obligations, does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Additional First-Lien Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Additional First-Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and (ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7. In case anyone or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be made in accordance with Section 7.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

2

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

UNIVISION LOCAL MEDIA INC.

By:	/s/ Peter Lori

Name:	Peter Lori
Title:	Senior Vice President, Controller and Chief Accounting Officer

Address:	5999 Center Drive, Los Angeles, California 90045

Legal Name:	Univision Local Media Inc.

Jurisdiction of Formation: Delaware

[SIGNATURE PAGE TO COLLATERAL AGREEMENT SUPPLEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Susan LeFevre

Name:	Susan LeFevre
Title:	Managing Director

By:	/s/ Valerie Shapiro

Name:	Valerie Shapiro
Title:	Director

[SIGNATURE PAGE TO COLLATERAL AGREEMENT SUPPLEMENT]

Schedule 1

Collateral of the New Subsidiary

EQUITY INTERESTS

None.

PLEDGED DEBT SECURITIES

None.

INTELLECTUAL PROPERTY

None.